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CONSULTING AND SERVICES AGREEMENT

THIS CONSULTING AGREEMENT (the "Agreement") is dated this 14th day of November, 2024.

CLIENT	CONSULTANT
RISE GOLD CORP.	STELLAR STRATEGY BUSINESS SERVICES INC
345 Crown Point Circle, Suite 600 Grass Valley, California, USA 95945	910-800 West Pender Street, Vancouver BC V6C 2V6
(the "Client")	(the "Consultant")

BACKGROUND

A. The Client is of the opinion that the Consultant has the necessary qualifications, experience and abilities to provide consulting services to the Client.

B. The Consultant is agreeable to providing such consulting services to the Client on the terms and conditions set out in this Agreement.

IN CONSIDERATION OF the matters described above and of the mutual benefits and obligations set forth in this Agreement, the receipt and sufficiency of which consideration is hereby acknowledged, the Client and the Consultant (individually the "Party" and collectively the "Parties" to this Agreement) agree as follows:

SERVICES PROVIDED

1. The Client hereby agrees to engage the Consultant to provide the Client with the following consulting services (the "Services"):

• CFO and Corporate Secretary and related back office support.

• Mr. Mihai Draguleasa will act as the CFO for the Client

• Ms. Catherine Cox will act as the Corporate Secretary for the Client

2. The Services may also include other consulting tasks which the Parties may agree on. The Consultant hereby agrees to provide such Services to the Client:

• Bookkeeping services & related

• Senior admin/governance support/Sedar filings

• Special transaction or prospectus specific work

• Financial Statement preparation & special reports; Taxation

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• Strategic, IPO & Business Planning Services

• Any other admin fees overhead/software software related services

Details about the above services and qualifications of the Consultant are outlined in the proposal dated October 22, 2024.

TERM OF AGREEMENT

3. The term of this Agreement (the "Term") will begin on the date of this Agreement and will remain in full force and effect indefinitely until terminated as provided in this Agreement.

4. In the event that either Party wishes to terminate this Agreement, that Party will be required to provide 60 days' written notice to the other Party.

5. In the event that either Party breaches a material provision under this Agreement, the non- defaulting Party may terminate this Agreement immediately and require the defaulting Party to indemnify the non-defaulting Party against all reasonable damages.

6. This Agreement may be terminated at any time by mutual agreement of the Parties.

7. Except as otherwise provided in this Agreement, the obligations of the Consultant will end upon the termination of this Agreement.

PERFORMANCE

8. The Parties agree to do everything necessary to ensure that the terms of this Agreement take effect.

CURRENCY

9. Except as otherwise provided in this Agreement, all monetary amounts referred to in this Agreement are in CAD (Canadian Dollars).

COMPENSATION

10. The Consultant will charge the Client for the CFO and Corporate Secretary services at the rate of $CAD 7,900.00 per month (the "Compensation").

11. The Consultant will invoice the Client every month.

12. Invoices submitted by the Consultant to the Client are due within 30 days of receipt.

13. Other consulting rates:

Ad hoc rates for out-of-scope work are as follows:

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DESCRIPTION	PRICE USD	PRICE CAD
Bookkeeping services & related (for out of scope)	$37 per hour	$50 per hour (or flat fee per month to be negotiated)
Senior admin/governance support/Sedar filings	$37 per hour	$50 per hour
Special transaction or prospectus specific work	$111 per hour (admin related work to be charged at admin rates)	$150 per hour (admin related work to be charged at admin rates)
Financial Statement preparation & special reports; Taxation	$111 per hour	$150 per hour
Strategic, IPO & Business Planning Services	$111 per hour	$150 per hour
Any other admin fees (overhead/software)	$37 per hour	$50 per hour

REIMBURSEMENT OF EXPENSES

14. The Consultant will be reimbursed from time to time for reasonable and necessary expenses incurred by the Consultant in connection with providing the Services.

15. All expenses must be pre-approved by the Client.

CONFIDENTIALITY

16. Confidential information (the "Confidential Information") refers to any data or information relating to the business of the Client which would reasonably be considered to be proprietary to the Client including, but not limited to, accounting records, business processes, and client records and that is not generally known in the industry of the Client.

17. The Consultant agrees that they will not disclose, divulge, reveal, report or use, for any purpose, any Confidential Information which the Consultant has obtained, except as authorized by the Client or as required by law and will take all reasonable precautions to prevent any unauthorized use or disclosure of Confidential Information. The obligations of confidentiality will apply during the Term and will survive indefinitely upon termination of this Agreement.

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18. All written and oral information and material disclosed or provided by the Client to the Consultant under this Agreement is Confidential Information regardless of whether it was provided before or after the date of this Agreement or how it was provided to the Consultant.

OWNERSHIP OF INTELLECTUAL PROPERTY

19. All intellectual property and related material, including any trade secrets, moral rights, goodwill, relevant registrations or applications for registration, and rights in any patent, copyright, trademark, trade dress, industrial design and trade name (the "Intellectual Property") that is developed or produced under this Agreement, will be the sole property of the Client. Consultant agrees to deliver and assign (or cause to be assigned) and hereby irrevocably does assign fully to the Clien all right, title and interest in and to the Intellectual Property. The use of the Intellectual Property by the Client will not be restricted in any manner.

20. The Consultant may not use the Intellectual Property for any purpose other than that contracted for in this Agreement except with the written consent of the Client. The Consultant will be responsible for any and all damages resulting from the unauthorized use of the Intellectual Property.

RETURN OF PROPERTY

21. Upon the expiry or termination of this Agreement, the Consultant will return to the Client any property, documentation, records, or Confidential Information which is the property of the Client.

CAPACITY/INDEPENDENT CONTRACTOR

22. In providing the Services under this Agreement it is expressly agreed that the Consultant is acting as an independent contractor and not as an employee. The Consultant and the Client acknowledge that this Agreement does not create a partnership or joint venture between them, and is exclusively a contract for service.

RIGHT OF SUBSTITUTION

23. Except as otherwise provided in this Agreement, the Consultant may, at the Consultant's absolute discretion, engage a third party sub-contractor to perform some or all of the obligations of the Consultant under this Agreement and the Client will not hire or engage any third parties to assist with the provision of the Services.

24. In the event that the Consultant hires a sub-contractor:

• the Consultant will pay the sub-contractor for its services and the Compensation will remain payable by the Client to the Consultant.

• for the purposes of the indemnification clause of this Agreement, the sub-contractor is an agent of the Consultant.

AUTONOMY

25. Except as otherwise provided in this Agreement, the Consultant will have full control over working time, methods, and decision making in relation to provision of the Services in accordance with the Agreement. The Consultant will report to the CEO or the Board of Directors  of the Client, as applicable.

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EQUIPMENT

26. Except as otherwise provided in this Agreement, the Consultant will provide at the Consultant's own expense, any and all equipment, software, materials and any other supplies necessary to deliver the Services in accordance with the Agreement.

NO EXCLUSIVITY

27. The Parties acknowledge that this Agreement is non-exclusive and that either Party will be free, during and after the Term, to engage or contract with third parties for the provision of services similar to the Services.

NOTICE

28. All notices, requests, demands or other communications required or permitted by the terms of this Agreement will be given in writing and delivered to the Parties via email followed by registered or certified mail at the following addresses:

• RISE GOLD CORP.
345 Crown Point Circle, Suite 600 Grass Valley, California, USA 95945
Email: jmullin@risegoldcorp.com

• STELLAR STRATEGY BUSINESS SERVICES INC
910-800 West Pender Street, Vancouver BC V6C 2V6
Email: mihai@stellarstrategyinc.com

or to such other address as either Party may from time to time notify the other.

INDEMNIFICATION

29. Except to the extent paid in settlement from any applicable insurance policies, and to the extent permitted by applicable law, each Party agrees to indemnify and hold harmless the other Party, and its respective directors, shareholders, affiliates, officers, agents, employees, and permitted successors and assigns against any and all claims, losses, damages, liabilities, penalties, punitive damages, expenses, reasonable legal fees and costs of any kind or amount whatsoever, which result from or arise out of any act or omission of the indemnifying party, its respective directors, shareholders, affiliates, officers, agents, employees, and permitted successors and assigns that occurs in connection with this Agreement. This indemnification will survive the termination of this Agreement.

MODIFICATION OF AGREEMENT

30. Any amendment or modification of this Agreement or additional obligation assumed by either Party in connection with this Agreement will only be binding if evidenced in writing signed by

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each Party or an authorized representative of each Party.

TIME OF THE ESSENCE

31. Time is of the essence in this Agreement. No extension or variation of this Agreement will operate as a waiver of this provision.

ASSIGNMENT

32. The Consultant will not voluntarily, or by operation of law, assign or otherwise transfer its obligations under this Agreement without the prior written consent of the Client.

ENTIRE AGREEMENT

33. It is agreed that there is no representation, warranty, collateral agreement or condition affecting this Agreement except as expressly provided in this Agreement.

INUREMENT

34. This Agreement will enure to the benefit of and be binding on the Parties and their respective heirs, executors, administrators and permitted successors and assigns.

TITLES/HEADINGS

35. Headings are inserted for the convenience of the Parties only and are not to be considered when interpreting this Agreement.

GOVERNING LAW

36. This Agreement will be governed by and construed in accordance with the laws of the Province of British Columbia.

SEVERABILITY

37. In the event that any of the provisions of this Agreement are held to be invalid or unenforceable in whole or in part, all other provisions will nevertheless continue to be valid and enforceable with the invalid or unenforceable parts severed from the remainder of this Agreement.

WAIVER

38. The waiver by either Party of a breach, default, delay or omission of any of the provisions of this Agreement by the other Party will not be construed as a waiver of any subsequent breach of the same or other provisions.

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IN WITNESS WHEREOF the Parties have duly affixed their signatures on the 14th day of November, 2024.

RISE GOLD CORP.
Per:
Officer's Name: Joseph Mullin

STELLAR STRATEGY BUSINESS SERVICES INC
Per:
Officer's Name: Mihai Draguleasa

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